Exhibit 10.3

EXECUTION

AMENDMENT NO. 6 TO
MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 6 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 2, 2015 (this “Amendment”), by and between Bank of America, N.A. (“Purchaser”) and Stonegate Mortgage Corporation (“Seller”).

RECITALS

Purchaser and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of June 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Purchase and Sale Agreement”; and as amended by this Amendment, the “Purchase and Sale Agreement”).

Purchaser and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Purchase and Sale Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase and Sale Agreement.

Accordingly, Purchaser and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Purchase and Sale Agreement is hereby amended as follows:

SECTION 1. Profitability Covenant. For purposes of this Amendment, this Section 1 shall be effective as of October 1, 2014. Section 10(j) of the Existing Purchase and Sale Agreement is hereby amended by deleting clause (v) in its entirety and replacing it with the following:

(v) Seller shall show positive pre-tax Net Income, on a rolling six (6) month basis, as determined in accordance with GAAP before non-cash gains or losses related to mortgage servicing rights.

SECTION 2. Fees and Expenses. Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Purchase and Sale Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THE AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above wdtten.

BANK OF AMERICA, N.A., as Purchaser

Name: /s/ Adam Robitshek
Title:     Adam Robitshek
Vice President

STONEGATE MORTGAGE CORPORATION,

as Seller     .

Name: /s/ John Macke
Title:    John Macke
Executive Vice President